                                   EXHIBIT 99

                          [Registrant's Press Release]

FOR IMMEDIATE RELEASE

ENTERBANK HOLDINGS, INC. AND COMMERCIAL GUARANTY BANCSHARES, INC. CLOSE MERGER
                                   TRANSACTION

ST. LOUIS, MISSOURI, JUNE 23, 2000 - Enterbank Holdings, Inc., the parent company of Enterprise Bank in St. Louis, Missouri, and Commercial Guaranty Bancshares, Inc., the parent company of First Commercial Bank, N.A. in Overland Park, Kansas, announced the closing of a merger this afternoon pursuant to a merger agreement signed on January 5, 2000. The shareholders of both companies approved the transaction on June 20, 2000. Combined assets of the two companies reach approximately $645 million with nearly 200 employees and seven offices in both Missouri and Kansas.

         The joint announcement was made today by Fred H. Eller, President and Chief Executive Officer of Enterbank and Joe C. Morris, Chairman of the Board of Commercial Guaranty.

         Approximately 837,000 outstanding shares of common stock of Commercial Guaranty have each been converted into the right to receive 2.1429 Enterbank shares, and First Commercial Bank, N.A. has become an indirect subsidiary of Enterbank. The merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization.

         "This partnership is a great opportunity for both companies to join forces and better serve the lifetime financial needs of privately held businesses and their owners in Missouri and Kansas," said Fred Eller. "Until now, we have served the Kansas market through our affiliation with Enterprise Merchant Banc. This partnership allows us to offer banking, financial consulting and comprehensive trust services with the expertise of a larger financial institution and personal service usually associated with smaller ones."

         "Enterprise and First Commercial are a great strategic fit." said Paul Clendening, President of First Commercial Bank. "Both companies put the customer's needs first and strive to provide the very best in customer service. We are very pleased to close this transaction and look forward to a long future with Enterprise."

This joint release includes forward-looking statements which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements (which involve each company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the effect that changes in interest rates and the cost of funds has on earnings and assets; the level of loan defaults and delinquencies; the ability to successfully grow and realize profits from commercial banking operations and strategic non-banking lines of business; concentrations of loans in two geographic areas; the ability to retain key personnel; the degree and nature of competition; changes in government regulation of our businesses; and environmental liabilities associated with foreclosures. Enterbank and Commercial Guaranty undertake no obligation to revise or publicly release the results of any revision to these forward looking statements by Enterbank. Readers should carefully review the risk factors described in other documents published and/or filed with the Securities and Exchange Commission ("SEC").

                                      ###

For additional information or questions please contact:

Fred H. Eller                                       James C. Wagner
President, Chief Executive Officer                  Chief Financial Officer
Enterbank Holdings, Inc.                            Enterbank Holdings, Inc.
150 North Meramec                                   150 North Meramec
Clayton, Missouri 63105                             Clayton, Missouri 63105
Phone:(314) 725-5500                                Phone:(314) 725-5500
Fax:(314) 727-3239                                  Fax:(314) 727-3239